Exhibit 99.3

WRITTEN CONSENT OF THE STOCKHOLDERS OF
LONESTAR RESOURCES US INC.

This written consent is solicited by
the board of directors of Lonestar Resources US Inc.

Please return this consent no later than 5:00 p.m., Central Time, on [_____], 2021, which is the final date that the board of directors of Lonestar Resources US Inc., a Delaware corporation (“Lonestar”), has set for receipt of written consents. Any written consent not returned will have the same effect as a consent returned that elects to “WITHHOLD CONSENT” on the proposals. Any stockholder that signs, dates and returns this consent but does not indicate whether such stockholder consents, withholds consent or abstains from any particular proposal will be deemed to have elected to “CONSENT” to such proposal in accordance with the recommendation of the board of directors of Lonestar.

The undersigned, being a holder of record as of the close of business on [______], 2021 of common stock of Lonestar, par value $0.001 per share (“Lonestar Common Stock”), hereby consents, withholds consent or abstains as indicated below, by written consent without a meeting pursuant to Section 228 of the General Corporation Law of the State of Delaware, to the proposals as set forth below with respect to all of the shares of Lonestar Common Stock that the undersigned holds of record as of the close of business on [______], 2021.

By its signature below, the undersigned acknowledges receipt of the proxy statement/consent solicitation statement/prospectus, dated [_____], 2021, which is part of the Registration Statement on Form S-4 (No. 333-[______]) of Penn Virginia Corporation, a Virginia corporation (“Penn Virginia”), and which more fully describes the proposals below.

Proposal 1.
The adoption and approval of the Agreement and Plan of Merger, dated as of July 10, 2021, by and between Penn Virginia and Lonestar, pursuant to which Upsilon Merger Sub Inc., a Delaware corporation (“Merger Sub Inc.”), will merge with and into Lonestar (the “First Merger”), with Lonestar surviving the First Merger as a wholly owned subsidiary of Penn Virginia, and immediately following the First Merger, Lonestar will merge with and into Pi Merger Sub LLC, a Delaware limited liability company (“Merger Sub LLC”) (the “Second Merger” and together with the First Merger, the “Integrated Mergers”), with Merger Sub LLC surviving the Second Merger as a wholly owned subsidiary of Penn Virginia.

CONSENT	WITHHOLD CONSENT	ABSTAIN
Proposal 2.	The adoption of the following resolution, on a non-binding, advisory basis:

“RESOLVED, that the compensation that will or may be made to Lonestar’s named executive officers in connection with the Integrated Mergers, and the agreements or understandings pursuant to which such compensation will or may be made, in each case, as disclosed pursuant to Item 402(t) of Regulation S-K under the heading “The Integrated Mergers—Interests of Lonestar’s Directors and Executive Officers in the Integrated Mergers” of the proxy statement/consent solicitation statement/prospectus, dated [______], 2021, which is part of the Registration Statement on Form S-4 (No. 333-[______]) of Penn Virginia are hereby APPROVED.”

CONSENT	WITHHOLD CONSENT	ABSTAIN

IMPORTANT: PLEASE SIGN AND DATE THE CONSENT BELOW.

If held in joint tenancy, all persons must sign. When signing as attorney, trustee, executor, administrator, guardian or corporate officer, please give full title as such. If Lonestar Common Stock is held by a corporation, please sign the full corporate name by president or other authorized officer. If Lonestar Common Stock is held by a partnership or other entity, please sign the full partnership or other entity name by authorized person.

Please sign, date and return this written consent promptly to Lonestar by emailing a .pdf copy of your written consent to Chase Booth, Secretary of Lonestar, at cbooth@lonestarresources.com.

Your written consent may be changed or revoked any time before [______], 2021 by emailing a notice of revocation to Lonestar to Chase Booth, Secretary of Lonestar, at cbooth@lonestarresources.com, or by delivering a new written consent with a later date.

IF AN INDIVIDUAL:	IF JOINT HOLDER:

By:	By:
(duly authorized signature)	(duly authorized signature)
Name:	Name:
(please print or type full name)	(please print or type full name)
Title:	Title:
(please print or type full name)	(please print or type full name)
Date: _______________, 2021	Date: _______________, 2021

IF AN ENTITY:

(please print or type complete name of entity)
By:
(duly authorized signature)
Name:
(please print or type full name)
Title:
(please print or type full title)
Date:	_______________, 2021